Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
Contact:
Jeffrey L. Rutherford
Sr. Vice President & Chief Financial Officer
LESCO, Inc.
(216) 706-9250
LESCO REPORTS COMPLIANCE WITH OPTION GRANT REPORTING
CLEVELAND, Ohio – October 12, 2005 – LESCO, Inc. (NASDAQ: LSCO), a leading provider of products for the professional green and pest control industries, announced that it received notice from Nasdaq on October 6, 2005 that the Company had regained compliance with Nasdaq Marketplace Rules 4310(c)(17)(A) and 4350(i)(1)(A)(iv) concerning the disclosure of inducement grants outside of shareholder-approved plans and the filing of notification forms with Nasdaq.
About LESCO, Inc.
LESCO serves more than 130,000 customers worldwide, through 295 LESCO Service Center® locations, 111 LESCO Stores-on-Wheels® vehicles, the Internet, and other direct sales efforts. Additional information about LESCO can be found on the Internet at www.lesco.com.